Exhibit 10.2

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT is entered into as of January 25, 2008 by and among Agility Capital, LLC (“Lender”) and St. Bernard Software, Inc., a Delaware corporation ( “Grantor”).

RECITALS

Lender has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the “Loans”) in the amounts and manner set forth in that certain Loan and Security Agreement by and among Lender and Grantor (as amended from time to time, the “Loan Agreement”) dated of even date herewith. Lender is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Lender a security interest in all of Grantor’s right title, and interest in, to and under all of the Collateral whether presently existing or hereafter acquired. Capitalized terms used herein have the meaning assigned in the Loan Agreement.

NOW, THEREFORE, Grantor agrees as follows:

AGREEMENT

To secure performance of Grantor’s obligations under the Loan Agreement, Grantor grants to Lender a security interest in all of Grantor’s right, title and interest in Grantor’s intellectual property (including without limitation those Copyrights, Patents and Trademarks listed on Exhibits A, B and C hereto), including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits). This security interest is granted in conjunction with the security interest granted to Lender under the Loan Agreement. Each right, power and remedy of Lender provided for herein shall not preclude the simultaneous or later exercise by Lender of any or all other rights, powers or remedies.

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IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed as of the first date written above.

Address of Grantor:	ST. BERNARD SOFTWARE, INC. (a Delaware corporation)

15015 Avenue of Science	By:	/s/ Vince Rossi
San Diego, CA 92128
Attn: Vince Rossi	Title:	President and CEO

Address of Lender:	AGILITY CAPITAL, LLC

226 E. Canon Perdido Street, Suite F	By:	/s/ Daniel Corry
Santa Barbara, CA 93101
Attn: Daniel Corry	Title:	Chief Credit Officer

EXHIBIT A

Copyrights

Title	Registration Number	Registration Date
None

EXHIBIT B

Patents

NONE

EXHIBIT C

Trademarks

Mark	Registration/Serial	Status
EPRISM	Reg. 2,961,246	Live-Registered on Principal Register on 6/7/2005

SYSTEM ACTIVITY MANAGER	Reg. 2,374.034	Live-Registered on Supplemental Register on 8/1/2000

IPRISM	Reg. 2,488,930	Live-Registered on Principal Register on 9/11/2001 Assignment recorded to St. Bernard

IPRISM	Reg. 2,656,874	Live-Registered on Principal Register on 12/3/2002 Assignment recorded to St. Bernard

SPYSUPPRESSOR	Ser. 78/625,500	Live-Pending registration on Principal Register Filing date: 5/9/2005

SPYEXPERT	Ser. 78/545,506	Live-Pending registraton on Principal Register Filing date: 1/11/2005

SPYHOUND	Ser. 78/545,466	Live-Pending registraton on Principal Register Filing date: 1/11/2005

ST. BERNARD	Ser. 78/613,844	Live-Pending registration on Principal Register Filing date: 4/21/2005

ST. BERNARD SOFTWARE	Reg. 2,152,338	DEAD-Cancelled on 1/22/2005 for failure to file Section 8 Affidavit... which was due on 4/21/2004

LIVEPRISM	Ser. 77/084,182	Intent to use filed on January 16, 2007

iGUARD	N/A	No application filed

eGUARD	N/A	No application filed

BARE-METAL ADVANTAGE	N/A	No application filed

COUNTERSPY	N/A	No application filed

SPYSCRAPER	N/A	No application filed